EXHIBIT (p)(16)

                                 CODE OF ETHICS
                            PENNANT MANAGEMENT, INC.
                   AMENDED AND RESTATED AS OF OCTOBER 23, 2006

I.       INTRODUCTION

         This Code (the "Code"), as adopted by Pennant Management, Inc. (the "Adviser") on March 17, 2004, and as amended on April 25, 2005, September 28, 2005, December 29, 2005 and again on October 23, 2006 applies to the Adviser's activities with respect to investment fund companies ("Fund Company") and clients ("Clients") (Fund Company and Clients are collectively referred to herein as "Client") for which the Adviser assumes investment management responsibility (including sub-advisory activity). This Code, among other things, establishes standards and procedures for detecting and preventing abuses of fiduciary duties owed to the Client by persons having knowledge of the investments and the investment intentions of the Adviser or Fund Company and is meant to comply with Section 204A and Rules 204A-1, and 206(4)-7 of the Investment Advisers Act of 1940 ("Advisers Act") and Rule 17j-1 (the "Rule") under the Investment Company Act of 1940, as amended (the "Act"). Specifically, the Code is designed to assure that persons affiliated with the Adviser who are subject to this Code and the Advisers Act and the Rule do not use any information concerning the investments or investment intentions of the Adviser as it applies to a Client or use their ability to influence such investment related information for personal gain or in a manner detrimental to the interests of a Client. Moreover, the Code establishes a duty to place at all times the interests of the Client first. The Code provides that all personal securities transactions be conducted in a manner which does not interfere with Client transactions, so as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility in full compliance with the Code. Further, the Code establishes the fundamental standard that persons affiliated with the Adviser should not take inappropriate or unfair advantage of their relationship with a Client; and that the Adviser shall at all times abide by the standards of the Advisers Act, the Rule, and the Act.

         Any questions with respect to this Code of Ethics should be directed to Adviser's Chief Compliance Officer, or in the alternative, its Chief Executive Officer.

II.      PRINCIPLES

         Persons affiliated with the Adviser:

                  o Have a fiduciary duty to the Client, and as such, must serve in the Client's best interests;

                  o Must conduct all personal securities transactions in such a manner that avoids any actual or potential conflict of interest or abuse of position of trust and responsibility;
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                  o        May not take inappropriate advantage of their
                           positions in relation to the Client; and

                  o Must maintain full compliance with securities laws and regulations.

III.     DEFINITIONS

         "ACCESS PERSON" shall be construed to mean (i) any director or officer of the Adviser or Fund Company; (ii) any persons registered with the Adviser; (iii) each employee of the Adviser or Fund Company who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Covered Security by the Adviser or Fund Company or who is involved in making securities recommendations to Clients, or who has access to such recommendations, that are nonpublic; (iv) any employee, officer or director of any company in a control relationship with the Adviser or Fund Company who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Adviser or Fund Company, or whose functions relate to the making of any recommendations with respect to such purchases or sales or who has access to nonpublic information regarding any Client purchase or sale of Covered Securities, or nonpublic information regarding the portfolio holdings of the Adviser or Fund Company; (v) any natural person in a control relationship to the Adviser or Fund Company who obtains information concerning recommendations made to the Client with regard to the purchase or sale of Covered Securities; and, (vi) any temporary insider such as attorneys, accountants, consultants, bank lending officers, and the employees of such organizations contracted by the Adviser or Fund Company who gain access to nonpublic information regarding any Client purchase or sale of Covered Securities, or nonpublic information regarding the portfolio holdings of the Adviser or Fund Company. Using the definition Access Person contained herein, the Chief Compliance Officer shall determine the identity of each Access Person and shall maintain a list, by name, position, and effective date, of all such persons, and maintain all prior versions of the list of Access Persons along with the dates through which each version was effective. The persons identified on the list shall be the formal record of the persons that the Advisor will consider to be Access Persons subject to the Code of Ethics. The most recent version of each list of Access Persons shall be attached as SCHEDULE F hereto.

         "BENEFICIAL INTEREST" means any interest by which an Access Person or any spouse, child, or other relative of the Access Person, by blood or marriage, living in the same household as the Access Person ("Immediate Family") who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect "pecuniary interest" in a Covered Security. The term
         "pecuniary interest" generally means the opportunity, directly or indirectly, to profit or share in the profit derived from a transaction in a Covered Security. An Access Person is deemed to have an indirect pecuniary interest in any security held by members of the Access
         Person's Immediate Family. An indirect pecuniary interest also includes, among other things: a

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         general partner's proportionate interest in the portfolio of securities held by a general or limited partnership; an interest as a member or manager in the securities held by a limited-liability company; a performance-related fee (other than an asset-based fee) received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee or person or entity performing a similar function; a person's right to dividends that is separated or separable from the underlying securities; a person's interest in securities in certain trusts, unless the consent of all of the beneficiaries is required in order for the Access Person to revoke the Trust; and a person's right to acquire equity securities through the exercise or conversion of any derivate security, whether or not currently exercisable, the term "derivative security" being generally defined as an option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege at a price related to an equity security, or similar securities with, or value derived from, the value of an equity security. For purposes of the Rule, a person who is a shareholder of a corporation or similar entity is not deemed to have a pecuniary interest in a portfolio of
         securities  held  by  the  corporation  or  entity,   so  long  as  the
         shareholder is not a control person of the corporation or entity and does not have or share investment control over the corporation's or entity's portfolio. The foregoing definitions are to be interpreted by reference to Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended, except that the determination of direct or indirect beneficial interest for the purposes of this Code must be made with respect to all securities that an Access Person has or acquires.

         At the written request of a person subject to this Code, the Chief Compliance Officer, in her sole discretion or with the advice of counsel, may from time to time issue written interpretations as to whether an Access Person has a "Beneficial Interest" in a Security or a transaction, and whether a transaction is or would be considered to be a "personal securities" transaction or a transaction for the person's "own account" for purposes of the reporting requirements under this Code. Any such written interpretations shall be included in Appendix A attached to and incorporated by reference into this Code, and may be relied upon solely by the person(s) seeking such interpretations.

         "COMPLIANCE OFFICERS" means two officers of the Adviser who are not parties to the transaction or related by blood or marriage to a party to the transaction and specifically include, the Chief Investment Officer of the Adviser, the Chief Compliance Officer of the Adviser; and any Director of the Adviser.

         The Chief Compliance Officer will be appointed by the Directors of the Adviser.

         "CONTROL" means the power to exercise a controlling  influence over the
         management   or   policies  of  the   Adviser.   Any  person  who  owns
         beneficially, directly or through one or more controlled companies, more than 25% of the voting securities of the Adviser is presumed to control the Adviser.
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         "COVERED  SECURITY" means a security as defined in section  2(a)(36)(1)
         of the Act, except that it does not include: (i) direct obligations of the Government of the United States; (ii) money market instruments including shares of money market funds, banker's acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; (iii) shares issued by open-end Funds, except for shares of open-end mutual funds issued by the Fund Company, or those advised by the Adviser or a company in a control relationship with the Adviser, or those shares of open-end mutual funds otherwise affiliated with the Adviser, or (iv) units of a unit investment trust if the unit investment trust is invested exclusively in unaffiliated mutual funds and those not advised by the Advisor (collectively, "EXEMPT SECURITIES").

         "EXEMPT TRANSACTIONS" means (i) any transaction in an account over which the Access Person does not have any direct or indirect influence or control, (ii) any transaction effected by an unaffiliated money manger on a fully-discretionary basis, (iii) purchases of securities in dividend reinvestment plans, (iv) purchases of securities by the exercise of rights issued to holders of a class of securities on a pro-rata basis, and (v) acquisitions or dispositions of securities as a result of a stock dividend, stock split, or other corporate action. From time-to-time Compliance Officers may exempt certain transactions on a trade-by-trade basis.

         "FUND" means an investment fund company registered under the Act, and includes the Fund Company.

         "SECURITY" in this Code shall include any warrant for, option in, or security immediately convertible into that "Security."

IV.      GENERAL PROHIBITIONS

         This Code specifically applies to the investment activities of Access Persons.

         Pursuant to the Rule, it is "unlawful" for Access Persons to engage in conduct which is deceitful, fraudulent, or manipulative, or which involves false or misleading statements, in connection with the purchase or sale of Securities by the Adviser for a Client. Accordingly, no Access Person shall use any information concerning the investments or investment intentions of the Adviser with regard to

________________________
(1) SEC. 2(a) (36) "Security" means any note, stock, treasury stock or security, security future, bond, debenture, evidence of indebtedness, closed-end mutual fund, exchange-traded fund, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

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         a Client or his or her ability to influence such investment intentions, for personal gain or in a manner detrimental to the interests of the Client.

         In addition, no Access Person shall, directly or indirectly in connection with the purchase or sale of a security held or to be acquired by the Adviser for a Client:

                  i. Employ any device, scheme or artifice to defraud the Client;

                  ii. Make to the Client any untrue statement of material fact or omit to state to the Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

                  iii. Engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Client; or

                  iv. Engage in any manipulative practice with respect to the Client.

V.       PROHIBITED TRANSACTIONS

         An Access Person may not engage in any act, practice, or course of business in connection with any purchase or sale by an Access Person in any account over which the Access Person has a Beneficial Interest of any security intended to be obtained or disposed of in a Client account of the Adviser or Fund Company for two (2) business days prior and two
         (2) business days after the execution of a Covered Security transaction in a Client Account, unless: (i) the transaction occurs in an Exempt Security; (ii) the transaction occurs as an Exempt Transaction; (iii) the Access Person has complied with the Code regarding prior written approval of a transaction by the Compliance Officers; (iv) the transaction occurs in conjunction with the rebalancing of the Access Person's portfolio by the Adviser concurrent with the rebalancing of other portfolios with identical investment objectives and at a price equal to or less advantageous than the price obtained for such security by the Adviser for each Client; or, (v) the Access Person's transaction executes at a price equal to or less advantageous than the price obtained for such security by the Adviser for each Client and the Access Person reports to the Chief Compliance Officer the information described in the Transaction Authorization Request Form attached as Schedule A to the Code ("Authorization Form"). Any transaction in violation of this Section must be reversed or unwound and any profits disgorged unless the Chief Compliance Officer, after reviewing the facts and circumstances, determines that the violation was inadvertent, unintentional and did not result in a loss of profit or increase in expense for any Client.

         Compliance   Officers  may  grant  written   approval  for  a  personal
         transaction under the following circumstances:

                  i. Time of Authorization: Transaction authorization must be obtained not more than three (3) days prior to the transaction. If the trade is

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                           not  made  within  three  (3)  days  of the  date  of
                           authorization, a new authorization must be obtained.

                  ii. Authorization Form: Persons seeking authorization to enter into transactions requiring prior approval shall complete and sign an Authorization Form. Upon obtaining prior approval to enter into the subject transaction, the Compliance Officers authorizing the transaction shall affix their signatures to the Authorization Form to indicate such approval.

                  iii. Filing: Copies of all completed Authorization Forms, with all required signatures, shall be retained by the Adviser in accordance with the record keeping requirements set forth in Section XII of this Code.

         FACTORS CONSIDERED IN AUTHORIZING PERSONAL TRANSACTIONS: Compliance Officers, in their sole discretion, may refuse to grant approval of a personal transaction. Generally, Compliance Officers will consider the following factors in determining whether to authorize a proposed transaction:

                  i. Whether the amount or nature of the transaction, or person entering into the transaction, is likely to affect the price or market for the Security;

                  ii. Whether the individual making the proposed purchase or sale is likely to benefit from purchases or sales in the same or similar Security being made or being considered for a Client; and

                  iii. Whether the Security proposed to be purchased or sold is one that would qualify for purchase or sale for a Client.

         INITIAL PUBLIC OFFERINGS AND PRIVATE PLACEMENTS: An Access Person may not acquire any Security in an initial public offering or private placement unless such Access Person submits an Authorization Form describing the proposed transaction and obtains advance written approval of such transaction by two Compliance Officers. When considering whether to grant approval to the Access Person to engage in the aforementioned transactions, the Compliance Officers must consider, among other factors, whether the investment opportunity should be reserved for the Client, whether or not the Access Person's acquisition of the Security will preclude Clients from purchasing the Security, and whether the opportunity is being offered to the Access Person by virtue of his or her position with the Adviser. If the Compliance Officers find that the investment opportunity should be reserved for the Client, the Access Person's acquisition adversely affects a Client's ability to acquire the Securities, or that the opportunity is being offered to the Access Person by virtue of his or her position with the Adviser, the Compliance Officers must refuse to allow the Access Person to enter into the transaction. All written requests to engage in these transactions, and evidence of approval or denial, shall be maintained by the Chief Compliance Officer.

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         BAN ON SHORT-TERM TRADING PROFITS:  An Access Person is not expected to profit from the purchase and sale, or sale and purchase, of the same (or equivalent) Securities within 60 calendar days, unless such transactions fully comply with the first paragraph of this Section V.
         Any profits realized on non-complying short-term trades must be disgorged.

         TRADING OPPOSITE CLIENT RECOMMENDATIONS: An Access Person may not trade opposite Client recommendations unless such Access Person submits an Authorization Form describing the proposed transaction and obtains advance written approval of such transaction by two Compliance Officers.

         FRONT-RUNNING: An Access Person may not engage in front-running Client accounts, a practice whereby an Access Person trades his or her account in a Security ahead of any Client account.

         GIFTS: Access Persons may not accept any gift or other item from any person or entity that the Access Person knows or should know does business with the Adviser, or on behalf of any Client, except for the occasional business meal, sporting event, and similar entertainment events at the expense of the giver, as long as the expense is within the de minimus threshold ($100) and both the Access Person and the giver are in attendance.

         SERVICE AS AN OFFICER, TRUSTEE, OR DIRECTOR TO PUBLIC COMPANIES: Access Persons may not serve on the board of directors of any publicly traded company without prior written authorization of the Chief Compliance Officer of the Adviser and a majority of the Adviser's Board of Directors, which authorization shall be specifically based upon a determination that the board service would be consistent with the interests of the Adviser's Clients and its shareholders. If and when such board service is authorized, the Access Person serving as a director will be isolated from other Access Persons who make investment decisions involving that Client through a "Chinese Wall" or other similar procedures. These outside activities will only be approved if any conflict of interest issues can be satisfactorily resolved and all of the necessary disclosures related to the conflict are included on Adviser's Part II, and applicable Schedules, of Form ADV, or substitute brochure.

VI.      REPORTING AND CERTIFICATION

         REPORTING REQUIREMENTS OF ACCESS PERSONS: Unless specifically excepted by other provisions of this Code, every Access Person of the Adviser must provide to the Adviser, the following:

                  i. Initial Holdings Reports. Not later than ten (10) days after a person becomes an Access Person, such person shall complete, sign and deliver to the Adviser an Initial Holdings Report, a form of which is attached to this Code as Schedule B;

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                  ii.      Annual  Holdings  Report.  Not later than thirty (30)
                           days after the end of each calendar year end, each Access Person shall provide Adviser a complete list of Securities holdings. The Holdings Report, a form of which is attached to this Code as Schedule D, shall be current as of not more than forty-five (45) days from the date the Annual Holdings Report is submitted, and;

                  iii.     Quarterly  Transaction  Reports.  Not later  than ten
                           (10) days after the end of each calendar quarter, each Access Person shall make a written report of Securities transactions in which the Access Person had a Beneficial Interest ("Quarterly Transaction Report"), a form of which is attached to this Code as Schedule C.

                  iv. Code of Ethics Certification. Every Access Person shall complete a "Code of Ethics Certification", a form of which is attached as Schedule E, upon the initial receipt of this Code, and annually thereafter.

         RESPONSIBILITY TO REPORT: The responsibility for taking the initiative to report is imposed on each individual required to make a report. Any effort by the Adviser to facilitate the reporting process does not change or alter that responsibility.

         WHERE TO FILE REPORT: All reports must be filed with the Chief Compliance Officer of the Adviser.

         REVIEW OF REPORTS: Adviser, through its Chief Compliance Officer or qualified designee, shall conduct a review of Access Persons' Quarterly Transaction Reports, Initial Holdings Report, and Annual Holding
         Reports and compare Access Person transactions with Client trading activity to determine any violations of this Code. Such review shall be conducted within thirty (30) days of the submission of each report by Access Persons. If Adviser detects potential violations, the Chief Compliance Officer will meet with the Access Person to determine an appropriate course of action.

VII.     CONFIDENTIALITY OF CLIENT TRANSACTIONS

         Until disclosed in a public report to shareholders or to the SEC in the normal course of the Client's business, all information concerning Securities "being considered for purchase or sale" by the Adviser shall be kept confidential by all Access Persons and disclosed by them only on a "need to know" basis.

VIII.    SANCTIONS

         Adviser takes potential conflicts of interest created by Access Person personal trading very seriously. Therefore, all employees and Access Persons of the Advisers are REQUIRED to promptly report any violations of this Code of Ethics to the Chief Compliance Officer. Mindful of the potential for retaliation against an employee or Access Person who reports a violation made by another, Adviser has

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         established  a  zero-tolerance  policy  regarding  retaliatory  actions against those who report violations of this Code. As such, all reports of violations of this Code will be treated as if they had been made on an anonymous basis. Advisers will reserve the most severe sanctions under this Code for those who retaliate against those who report violations.

         Any violation of this Code shall be subject to the imposition of such sanctions as the Adviser may deem, in its sole discretion, appropriate under the circumstances in order to achieve the purposes of the Rule and this Code. Such sanctions may include, but are not limited to suspension or termination of employment, a letter of censure and/or restitution of an amount equal to the difference between the price paid or received by the Client and the more advantageous price paid or received by the offending person.

IX.      ADMINISTRATION AND CONSTRUCTION

         The administration of this Code shall be the responsibility of the Chief Compliance Officer of the Adviser. Such duties of administration shall include the following:

                  i. Continuous maintenance of a current list of the names of all Access Persons with an appropriate description of their title or employment;

                  ii. Providing each Access Person a copy of this Code and informing Access Persons of their duties and obligations thereunder, and assuring that Access Persons are familiar with requirements of this Code;

                  iii. Supervising the implementation of this Code by the Adviser and the enforcement of the terms hereof by the Adviser;

                  iv. Maintaining and supervising all records and reports required by this Code;

                  v.       Determining   whether   any   particular   securities
                           transaction   should  be  exempted  pursuant  to  the
                           provisions of this Code;

                  vi. Issuing either personally, or with the assistance of counsel as may be appropriate, an interpretation of this Code which is consistent with the objectives of the Rule and this Code;

                  vii. Conducting such inspections or investigations as shall be reasonably required to detect and report, with his or her recommendations, any apparent violations of this Code to the Board of Directors or any Committee appointed by the Board of Directors for that purpose;

                  viii. Submitting a quarterly report to the Directors of the Fund Company and the Adviser, containing a description of any violation and the sanction imposed; transactions which suggest a possibility of a violation, and any exemptions or waivers found appropriate by the Chief Compliance

                           Officer;   and  any  other  significant   information
                           concerning the matters contemplated by this Code; and

                  ix. Reviewing the Code of Ethics on an annual basis and recommending updates to the Board of Directors of the Adviser as appropriate.

X.       REQUIRED RECORDS

         The Chief Compliance Officer shall maintain or cause to be maintained in an easily accessible place, the following records:

                  i. A copy of this and any other Code adopted pursuant to the Rule which has been in effect during the past five (5) years;

                  ii. A record of any violation of such Codes of Ethics and of any action taken as a result of such violation;

                  iii. A copy of each Access Person's Code of Ethics Certification for five (5) years from the date it was accepted by the Adviser.

                  iv. A copy of each report made by the Chief Compliance Officer for five (5) years from the end of each calendar year in which such report and interpretation is made or issued;

                  v. A list of all persons who are, or within the past five (5) years have been, required to make reports pursuant to the Rule and this Code;

                  vi. A copy of all Initial Holdings Reports, Quarterly Transactions Reports, and Annual Holdings Reports submitted within the last five (5) years; and

                  vii. Records of decisions approving any exemptions from the Code granted to Access Persons within the last five (5) years.

XI.      AMENDMENTS AND MODIFICATIONS

         This Code may not be amended or modified except in a written form which is specifically approved by majority vote of the Board of Directors of Pennant Management, Inc.

         This Code was adopted by the Board of Directors of Pennant Management, Inc., on March 17, 2004, amended and restated on April 27, 2005, and amended and restated for the second time on September 28, 2005 and amended and restated for the third time on December 29, 2005, and amended and restated for the fourth time on October 23, 2006.

                                   SCHEDULE A

                     TRANSACTION AUTHORIZATION REQUEST FORM
                            PENNANT MANAGEMENT, INC.

Pursuant to the requirements of Section V of the Code of Ethics of Pennant Management, Inc. (the "Adviser"), I, ______________________, being an Access Person of the Adviser, as that term is defined in the Code, hereby request that the Adviser approve the following transaction in Covered Securities:

Name of Security:  ____________________________________________________________

Number of shares/Principal Amount:  ___________________________________________

Nature of transaction: ________________________________________________________
(i.e., purchase, sale or other type of acquisition or disposition);

Name of broker/dealer or bank executing transaction:  _________________________

Yes               No
___               ___      Is this investment an initial public offering?

___               ___      Is this investment a private placement?

By my signature below, I swear and affirm that I have not engaged in any transactions in the above-described securities in violation of the Adviser's Code, that I will invest in the above-described securities only after obtaining approval to do so from authorized officers of the Adviser, will report all such transactions in accordance with the requirements of the Adviser's Code, and if I receive clearance to engage in the above-described security, I will execute the transaction not later than three (3) days after receiving approval or will obtain a new approval prior to executing the transaction.

_______________________________     _______________________________   __________
Signature of Access Person          Printed Name of Access Person     Date


_____ After due consideration, the proposed transaction described above is APPROVED.

_____    After due consideration, the proposed transaction is DENIED.

_____ (Check only if approving a transaction that represents an investment in an initial public offering or in a private placement). We, the undersigned, in the exercise of our obligations to the Adviser under the Adviser's Code, have found that the above-described transaction is not a transaction that should be reserved to the Adviser, and we further find that the transaction is not being offered to the Access Person as a result of his or her position with the Adviser or Underwriter.

_______________________________     _______________________________   __________
Signature of Compliance Officer     Printed Name                      Date


_______________________________     _______________________________   __________
Signature of Compliance Officer     Printed Name                      Date

                                   SCHEDULE B
                                   ----------
                             INITIAL HOLDINGS REPORT
                            PENNANT MANAGEMENT, INC.

         Sign and return to the Compliance Officer of the Adviser not later than the 10th day after you qualify as an Access Person.

The following is a list of all holdings in Covered Securities in which I had any direct or indirect Beneficial Interest as of ________________________. (If no Covered Securities were held, write "None"). Use reverse side if additional space is needed.

HOLDINGS IN COVERED SECURITIES

SHARES/UNITS               SECURITY         PRICE/UNIT        TOTAL AMOUNT              BROKER, BANK OR DEALER
------------               --------         ----------        ------------              ----------------------










The following lists all accounts as of _______________________ that do or may hold Covered Securities in which I had any direct or indirect beneficial ownership. (If no accounts apply, write "None"). Use reverse side if additional space is needed.

BROKER, BANK OR DEALER                                                          DATE ACCOUNT ESTABLISHED
----------------------                                                          ------------------------






I SWEAR AND AFFIRM THAT THE FOREGOING INFORMATION IS TRUE AND CORRECT TO THE BEST OF MY INFORMATION AND BELIEF.


_______________________________     _______________________________   __________
Signature of Access Person          Printed Name of Access Person      Date

                                   SCHEDULE C
                                   ----------
                          QUARTERLY TRANSACTIONS REPORT
                            PENNANT MANAGEMENT, INC.
                         FOR THE QUARTER ENDED XX-XX-XX

         Sign and return to the Compliance Officer of the Adviser not later than the 10th day following the end of the calendar quarter.

The following lists all transactions in Covered Securities in which I had any direct or indirect Beneficial Interest during the calendar quarter. (If no transactions took place, write "None"). Use reverse side if additional space is needed.

PURCHASES/SALES AND OTHER DISPOSITIONS

*INSERT "P" FOR PURCHASE AND "S" FOR SALE AFTER THE DATE LISTING.

TRANSACTION DATE*       SHARES/UNITS              SECURITY          PRICE/UNIT        TOTAL AMOUNT     BROKER, BANK OR DEALER
-----------------       ------------              --------          ----------        ------------     ----------------------










The following lists all accounts that do or may hold Covered Securities, established by me or for my benefit, since _______________________ (first day of the quarter) in which I had any direct or indirect beneficial ownership. (If no accounts were established, write "None"). Use reverse side if additional space is needed.

BROKER, BANK OR DEALER                                                          DATE ACCOUNT ESTABLISHED
----------------------                                                          ------------------------







I SWEAR AND AFFIRM THAT THE FOREGOING INFORMATION IS TRUE AND CORRECT TO THE BEST OF MY INFORMATION AND BELIEF.


_______________________________     _______________________________   __________
Signature of Access Person          Printed Name of Access Person      Date

                                   SCHEDULE D
                                   ----------
                             ANNUAL HOLDINGS REPORT
                            PENNANT MANAGEMENT, INC.
                           FOR THE YEAR ENDED XX-XX-XX

         Sign and return to the Compliance Officer of the Adviser not later than January 30, 200x.

The following lists all holdings in Covered Securities in which I had any direct or indirect Beneficial Interest as of ________________________. (If no Covered Securities were held, write "None"). Use reverse side if additional space is needed.

HOLDINGS IN COVERED SECURITIES

SHARES/UNITS            SECURITY                PRICE/UNIT      TOTAL AMOUNT            BROKER, BANK OR DEALER
------------            --------                ----------      ------------            ----------------------








The following lists all accounts as of _______________________ that do or may hold Covered Securities in which I had any direct or indirect beneficial ownership. (If no accounts apply, write "None"). Use reverse side if additional space is needed.

BROKER BANK, OR DEALER                                                          DATE ACCOUNT ESTABLISHED
----------------------                                                          ------------------------








I SWEAR AND AFFIRM THAT THE FOREGOING INFORMATION IS TRUE AND CORRECT TO THE BEST OF MY INFORMATION AND BELIEF.


_______________________________     _______________________________   __________
Signature of Access Person          Printed Name of Access Person      Date

                                   SCHEDULE E
                                   ----------

                          CODE OF ETHICS CERTIFICATION
                            PENNANT MANAGEMENT, INC.

As an Access Person of the Adviser, I certify the following:

                  (i)      I have read and understand the Code of Ethics;

                  (ii) I recognize that I am subject to the policies and procedures contained in the Code of Ethics;

                  (iii)    I have complied with the Code of Ethics;

                  (iv) I have cooperated with, and will continue to cooperate with, any inquiry conducted by the Compliance Officers of the Adviser regarding my Securities trading activities;

                  (v) I understand that I am subject to the Sanctions described in the Code and willingly agree to accept any Sanctions imposed against me.



                  Access Person Name:  _______________________________________


                  Access Person Signature:  __________________________________


                  Date:  _____________________________________________________

                                   SCHEDULE F
                                   ----------

                          DESIGNATION OF ACCESS PERSONS
               PURSUANT TO THE AMENDED AND RESTATED CODE OF ETHICS
                           OF PENNANT MANAGEMENT, INC.
                              AS OF _______________

Name                       Position                           Effective Date                     Designation Terminated
----                       --------                           --------------                     ----------------------



























                                                                              16